AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 1997
                                                     REGISTRATION NO. 033-89242
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                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549
                                ----------------------

                                       FORM S-8
                                REGISTRATION STATEMENT

                                        UNDER
                              THE SECURITIES ACT OF 1933
                              --------------------------

                                  C-ATS SOFTWARE INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                                77-0185283
(STATE OF OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)



                                1870 EMBARCADERO ROAD
                                 PALO ALTO, CA 94303
                  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, ZIP CODE)

                              ------------------------


                                  1995 STOCK PLAN

                              (FULL TITLE OF THE PLAN)

                              ------------------------


                                  ROD A. BECKSTROM
                              CHIEF EXECUTIVE OFFICER
                             AND CHAIRMAN OF THE BOARD

                                 C-ATS SOFTWARE INC.
                               1870 EMBARCADERO ROAD
                                PALO ALTO, CA 94303
                                  (415) 321-3000
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              ------------------------

                                     COPY TO:

                              MICHAEL J. DANAHER, ESQ.
                          WILSON SONSINI GOODRICH & ROSATI
                              PROFESSIONAL CORPORATION
                                 650 PAGE MILL ROAD
                                PALO ALTO, CA 94304
                                   (415) 493-9300

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

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                                        CALCULATION OF REGISTRATION FEE
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TITLE OF SECURITIES   AMOUNT TO BE REGISTERED      PROPOSED MAXIMUM              PROPOSED MAXIMUM             AMOUNT OF
TO BE REGISTERED                                OFFERING PRICE PER SHARE      AGGREGATE OFFERING PRICE     REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
1995 Stock Plan             2,000,000                  $ 6.625                    $ 13,250,000.00 (2)          $ 4,015.15
Common Stock,
 no par value (1)
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       Total                2,000,000                     N/A                     $ 13,250,000.00              $ 4,015.15
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

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Estimated in accordance with Rule 457(c) under the Securities Act of 1933, solely for the purpose of calculating the registration fee. The computation is based upon the closing price of the Common Stock as reported on the Nasdaq National Market on August 8, 1997 because the price at which the options to be granted in the future may be exercised is not currently determinable.

STATEMENT UNDER GENERAL INSTRUCTION E  -  REGISTRATION OF ADDITIONAL SECURITIES.

    The Registrant previously filed one Registration Statement on Form S-8 with the Securities and Exchange Commission (SEC File No. 33-89242 the "Previous Form S-8"). The Previous Form S-8 was filed in connection with the 1988 Incentive Stock Plan, the 1995 Stock Plan, the 1995 Director Option Plan and the 1995 Employee Stock Purchase Plan. This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the 1995 Stock Plan. Accordingly, the contents of the Previous Form S-8, including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the SEC are listed below:

    - Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed as of March 31, 1997.

    - Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997, filed as of May 14, 1997.

    - Proxy Statement, filed as of April 22, 1997 in connection with the Annual Meeting of Stockholders held on May 20, 1997.

                                     PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

     5.1  Opinion of counsel as to legality of Securities being registered.

    23.1 Consent of Arthur Andersen LLP, Independent Accountants.

    23.2 Consent of counsel (contained in Exhibit 5.1).

    24.1 Power of Attorney (see page 5).

                                       -3-


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                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 14th day of August, 1997.


                                        C-ATS SOFTWARE INC.


                                        By:   /s/ DAVID GILBERT
                                              ----------------------------------
                                              David Gilbert
                                              President, Chief Financial Officer
                                              and Chief Operating Officer


                                        By:   /s/ ROD A. BECKSTROM
                                              ----------------------------------
                                              Rod A. Beckstrom
                                              Chief Executive Officer and
                                              Chairman of the Board

                                 POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Gilbert and Rod A. Beckstrom, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signatures                     Title                               Date
-----------------       ---------------------------              ---------------

/s/ ROD A. BECKSTROM    Chief Executive Officer and              August 14, 1997
--------------------    Chairman of the Board
  Rod A. Beckstrom      (Principal Executive Officer)


/s/ DAVID GILBERT       President, Chief Financial Officer       August 14, 1997
-----------------       and Chief Operating Officer
  David Gilbert         (Principal Financial and Accounting
                        Officer)

/s/ MARIO M. ROSATI     Director and Secretary                   August 14, 1997
--------------------
   Mario M. Rosati

/s/ ROBERT L. GESKE     Director and Officer                     August 14, 1997
-------------------
   Robert L. Geske

/s/ MANUEL CORREIA      Director                                 August 14, 1997
--------------------
   Manuel Correia

/s/ MARK P. KALKUS      Director                                 August 14, 1997
-------------------
   Mark P. Kalkus

/s/ ANDREW S. RACHLEFF  Director                                 August 14, 1997
-----------------------
   Andrew S. Rachleff
                                        -5-

                                  INDEX TO EXHIBITS

Exhibit
Number                         Description of Document
-------  -------------------------------------------------------------------

  5.1    Opinion of counsel as to legality of Securities being registered.

 23.1    Consent of Arthur Andersen LLP, Independent Public Accountants.

 23.2    Consent of counsel (contained in Exhibit 5.1).

 24.1    Power of Attorney (see page 5).